UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2019

Major League Football, Inc. (MLFB)
(Exact name of registrant as specified in its charter)

Delaware	000-51132	20-1568059
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7319 Riviera Cove, #7, Lakewood Ranch, FL	34202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 924-4332

_____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 504 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-25 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events

In furtherance of MFLB’s desire to sustain and grow the business, MFLB has entered into the following transactions:

On September 25, 2019, the Registrant received $55,284 of net proceeds from the issuance of a $70,000 face value promissory note with an original issue discount of $9,216 and debt issue costs paid to or on behalf of the Lender of $5,500. The terms include interest accrued at 8% annually and the principal and interest are payable in six months on March 25, 2020. Any amount of the principal or interest which is not paid when due shall bear Interest at the rate of Twenty Four Percent (24%) or the maximum amount allowed by law, from the due date thereof until the same is paid.

The Registrant structured an agreement with a third party in bankruptcy to purchase certain computer and office equipment for $11,000 (including $1,000 for storage material) with a market valuation of approximately $80,000. As a component of the closing of the $70,000 promissory note, the Lender paid the funds directly to the bankruptcy court and as a result, the Registrant will record the $11,000 payment as a fixed asset.

The promissory note includes customary affirmative and negative covenants of the Registrant including that on or before January 31, 2020, for an aggregate purchase price equal to $400,000, the Registrant shall take all necessary action to purchase from the Lender the football equipment that the Lender acquired from a third party that the Registrant had previously structured a $400,000 agreement to. Prior to January 31, 2020, the Lender agrees not to sell the football equipment unless there occurs an Event of Default or any breach or default under any other agreement by and between the Registrant and the Lender; provided that, if the Registrant has not purchased the football equipment by January 31, 2020, the parties agree that the Lender may sell such football equipment to any third party without limitation. The Registrant had previously funded a $25,000 deposit related to the football equipment and as a result of the new agreement with the Lender, the $25,000 deposit will be expensed.

The promissory note also specifies that in the event that the Registrant completes any offering or sale of securities after the date of the promissory note, the proceeds of each such offering shall first be applied to the repayment of the promissory note until the same shall have been paid and satisfied in full.

The promissory note also specifies that on or before December 31, 2019, the Registrant shall have had a special meeting of the stockholders for the purpose of electing a duly elected and constituted board of directors.

On September 30, 2019, the Registrant executed an addendum to a Master Business Agreement (“Master Agreement”) with a third-party consulting firm to provide the following services: (1) marketing and communications, (2) sponsorship development and sales, (3) distribution and broadcasts and (4) production and show creation. The Master Agreement is contingent on the Registrant obtaining a minimum $3,000,000 of investor funding and, the addendum extended the date for such funding to November 30, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJOR LEAGUE FOOTBALL, INC.

By:	/s/ Frank Murtha
Frank Murtha, Senior Executive Vice President

Dated: October 2, 2019

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Exh. 10.4 September 25, 2019 Promissory Note Purchase Agreement
Exh. 10.5 September 25, 2019 Promissory Note
Exh. 10.6 September 30, 2019 Master Business Agreement Addendum

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